UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2016

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction

of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of Bank of the Ozarks, Inc. (“Ozarks” or the “Company”) was held on January 22, 2016. The special meeting was held in order to vote upon the following proposals:

1.	To approve a proposal to adopt the Agreement and Plan of Merger dated as of October 19, 2015 (“Merger Agreement”), by and among Ozarks and its wholly-owned bank subsidiary, Bank of the Ozarks, and Community & Southern Holdings, Inc. (“C&S”) and its wholly-owned bank subsidiary, Community & Southern Bank, as such agreement may be amended from time to time, (the “Merger Proposal”); and

2.	To approve a proposal to authorize the board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal or to vote on other matters properly brought before the special meeting (the “Adjournment Proposal”).

At the special meeting, the Merger Proposal was approved by the affirmative vote of a majority of the outstanding shares of Ozarks common stock entitled to vote at the special meeting. Sufficient votes were also received to approve the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Merger Proposal. Completion of the merger remains subject to the satisfaction of the remaining closing conditions contained in the Merger Agreement. Assuming such conditions are satisfied, Ozarks currently expects to complete the merger late in the first quarter or second quarter of 2016.

As of December 10, 2015, the record date for the special meeting, there were 90,607,188 shares of Ozarks common stock issued and outstanding and eligible to be voted at the special meeting. A total of 68,021,229 shares were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting. The items voted upon at the special meeting and the final voting results for each proposal were as follows:

Proposal 1: the Merger Proposal.

For	Against	Abstain	Broker Non-Votes
67,892,351	20,631	108,247	—

Proposal 2: the Adjournment Proposal.

For	Against	Abstain	Broker Non-Votes
62,795,113	5,022,727	203,389	—

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain forward-looking information about the Company and C&S that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and C&S. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company and C&S. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of C&S’ operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; general competitive, economic, political and market conditions and fluctuations; changes in the regulatory environment; changes in the economy affecting real estate values; C&S’ ability to achieve loan and deposit growth; projected population and income growth in C&S’ targeted market areas; volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans; and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company and C&S assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: January 22, 2016	By:	/s/ Greg McKinney
	Name:	Greg McKinney
	Title:	Chief Financial Officer and Chief Accounting Officer